                                                                     EXHIBIT 3.1


                            CERTIFICATE OF AMENDMENT
                                     TO THE
                           ARTICLES OF INCORPORATION
                                       OF
                          SOUTHERN MINERAL CORPORATION

         1. The name of the corporation is Southern Mineral Corporation (the "Corporation").

         2. The Corporation's Board of Directors adopted a resolution approving and declaring the advisability of the following amendment to the Corporation's articles of incorporation. The proposed amendment then was adopted by the Corporation's stockholders at the annual meeting of its stockholders held on May 15, 1996 (the "1996 Annual Meeting"). The amendment changes the first sentence of Article Fourth of the corporation's articles of incorporation to be and read in its entirety as follows:

                 The total number of shares of stock which the corporation shall have authority to issue is Twenty Million (20,000,000), all of which shall be common stock of the par value of One Cent ($.01) each.

         3. A total of 6,552,519 shares of the Company's common stock, par value $.01 per share ("Stock"), were entitled to vote upon said amendment at the 1996 Annual Meeting. The total number of shares of Stock voted for the approval of said amendment was 4,162,128 or 63.5% of all shares of Stock entitled to vote thereon.

         IN WITNESS WHEREOF, the Corporation has caused this Certificate of Amendment to the Articles of Incorporation of Southern Mineral Corporation to be executed by Steven H. Mikel, its President, and Margie Ewald, its Secretary, on this 16th day of May 1996.

                                        SOUTHERN MINERAL CORPORATION


                                        By: /s/ Steven H. Mikel
                                            -------------------------------
                                            Steven H. Mikel, President

ATTEST:


/s/ Margie Ewald
- ------------------------
Margie Ewald, Secretary

STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

         The foregoing instrument was acknowledged before me on the 16th day of May 1996 by Steven H. Mikel, President, and Margie Ewald, Secretary, of Southern Mineral Corporation, a Nevada corporation, on behalf of the corporation.


                                    /s/ Patsy Cutsinger
                                    -------------------------------------------
                                    Notary Public in and for The State of Texas

                                   SCHEDULE I


                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          SOUTHERN MINERAL CORPORATION

         FIRST.  The name of the corporation is SOUTHERN MINERAL CORPORATION.

         SECOND. Its principal office in the State of Nevada is located at One East First Street, Reno, Washoe County, Nevada 89501. The name and address of its resident agent is The Corporation Trust Company of Nevada, One East First Street, Reno, Nevada 89501.

         THIRD. The nature of the business or objects or purposes to be transacted, promoted, or carried on are:

                 To acquire, own, work, lease, mortgage, sell, and dispose of petroleum, oil, gas and other mineral lands, royalties, leases and any and all interest therein and to drill, explore, and develop the same.

                 To produce, buy, sell, and otherwise acquire, transport, market and distribute, oil, gas, and other minerals retail and/or wholesale, and the products and by-products thereof.

                 To buy, acquire, own, lease, lay, and operate conduits pipeline, pumping plants and other property, equipment and appliances used in and about the storage, transportation and distribution of petroleum, oil or its products, gas for fuel, light, power and any and all other uses or purposes for which oil or gas may be used.

                 To buy, acquire, own and operate franchises, licenses and privileges for the sale and distribution of oil, gas and other minerals.

                 To engage in any lawful activity.

                 To conduct business, have one or more offices, and hold, purchase, mortgage and convey real and personal property in this state, and in any of the several states, territories, possessions and dependencies of the United States, the District of Columbia, and in any foreign countries.

                 To do all and everything necessary and proper for the accomplishment of the objects hereinbefore enumerated or necessary or incidental to the protection and benefit of the corporation, and, in general, to carry on any lawful business necessary or incidental to the attainment of the objects of the corporation, whether or not such business is similar in nature to the objects hereinbefore set forth.





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                 The objects and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in nowise limited or restricted by reference to, or inference from, the terms of any other clause in these articles of incorporation, but the objects and purposes specified in each of the foregoing clauses of this article shall be regarded as independent objects and purposes.

         FOURTH. The total number of shares of stock which the corporation shall have authority to issue is Ten Million (10,000,000) all of which shall be common stock of the par value of One Cent ($.01) each. The minimum amount of capital with which the corporation will commence business is One Thousand Dollars ($1,000.00).

         The designations, preferences and relative, participating, option or other special rights, or qualifications, limitations or restrictions thereof are as follows: None.

         FIFTH. The governing board of this corporation shall be known as directors, and the number of directors may from time to time be increased or decreased in such manner as shall be provided by the by-laws of this corporation, provided that the number of directors shall not be reduced to less than three (3), except that in cases where all the shares of the corporation are owned beneficially and of record by either one or two stockholders, the number of directors may be less than three (3) but not less than the number of stockholders.

         The names and post office addresses of the first board of directors, which shall be seven in number are as follows:

      Name                                   Post Office Address
      ----                                   -------------------
      Martin C. Carroll...................   1850 Oak Street
                                             Winnetka, Illinois 60093

      Richard D. Denison..................   200 S. Michigan Avenue
                                             Chicago, Illinois 60604

      Edward Hines........................   200 S. Michigan Avenue
                                             Chicago, Illinois 60604

      Howell H. Howard....................   200 S. Michigan Avenue
                                             Chicago, Illinois 60604

      Robert M. Moon......................   1804 Capital Towers
                                             Jackson, Mississippi 39201

      John K. Notz, Jr....................   One First National Plaza
                                             Chicago, Illinois 60603




      John C. Sturgis....................    Panacea Farm
                                             Lyon, Wisconsin 53148

         SIXTH. The capital stock, after the amount of the subscription price, or par value has been paid in shall not be subject to assessment to pay the debts of the corporation.

         SEVENTH. The name and post office address of each of the incorporators signing the articles of incorporation are as follows:

                 Name                       Post Office Address
                 ----                       -------------------
         Howell H. Howard . . . . . . . . . 200 S. Michigan Avenue
                                            Chicago, Illinois  60604

         EIGHTH.  The corporation is to have perpetual existence.

         NINTH. The corporation shall have the power to indemnify existing and former officers, directors, employees, and agents of the corporation for liabilities and expenses incurred by them as provided in Section 78.751 of the Nevada General Corporation Law or any other section of the Nevada Corporation Law which provides for such indemnification and to purchase insurance as provided in that Section.

         TENTH. No director or officer of the corporation shall be personally liable to the corporation or its stockholders for damages for breach of fiduciary duty as a director or officer, except for liability (i) for acts or omissions which involve intentional misconduct, fraud or a knowing violation of law, or (ii) for the payment of dividends in violation of Section 78.300 of the Nevada General Corporation Law. Any repeal or modification of the Article by the stockholders of the corporation shall be prospective only, and shall not adversely affect any right or protection of a director or officer of the corporation existing at the time of such repeal or modification. In addition to the circumstances in which a director or officer shall not be liable pursuant to the provisions of this Article Tenth, a director or officer shall not be liable to the fullest extent permitted by any provision of the statutes of Nevada hereafter enacted that further limit the liability of a director or officer.

         ELEVENTH. In furtherance, and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

         Subject to the by-laws, if any, adopted by the stockholders, to make, alter or amend the by- laws of the corporation;

         To fix the amount to be reserved as working capital over and above its capital stock paid in, to authorize and cause to be executed mortgages and liens upon the real and personal property of this corporation;



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
         By resolution passed by a majority of the whole board, to designate one or more committees, each committee to consist of one or more of the directors of the corporation which, to the extent provided in the resolution or in the by-laws of the corporation, shall have and may exercise the powers of the board of directors in the management of the business and affairs of the corporation, and may authorize the seal of the corporation to be affixed to all papers which may require it. Such committee or committees shall have such name and names as may be stated in the by-laws of the corporation or as may be determined from time to time by resolution adopted by the board of directors;

         When and as authorized by the affirmative vote of stockholders holding stock entitling them to exercise at least a majority of the voting power given at a stockholders' meeting called for that purpose, or when authorized by the written consent of the holders of at least a majority of the voting stock issued and outstanding, the board of directors shall have power and authority at any meeting to sell, lease or exchange all of the property and assets of the corporation, including its good will and its corporate franchises, upon such terms and conditions as its board of directors deem expedient and for the best interests of the corporation.

         TWELFTH. Meetings of stockholders may be held outside the State of Nevada, if the by-laws so provide. The books of the corporation may be kept (subject to any provision contained in the statues) outside the State of Nevada at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.

         THIRTEENTH. This corporation reserves the right to amend, alter, change or repeal any provision contained in the articles of incorporation, in the manner now or hereafter prescribed by statute, or by the articles of incorporation, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                   SOUTHERN MINERAL CORPORATION



                                   By:          /s/ Phinn W. Townsend
                                        --------------------------------------
                                                Phinn W. Townsend, President


                                   By:          /s/ John Misitigh
                                        --------------------------------------
                                                John Misitigh, Secretary





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

STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

         BEFORE ME, the undersigned authority, on this 31st day of July, 1989, personally appeared Phinn W. Townsend, President of SOUTHERN MINERAL CORPORATION, a Nevada corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER my hand and official seal on the 31st day of July, 1989.


                                       /s/ Renee L. Zwernemann
                                       -----------------------------------------
                                       NOTARY PUBLIC

                                       Printed Name: Renee L. Zwernemann
                                                     ---------------------------
                                       Commission Expires: 1/11/93
                                                           ---------------------

STATE OF TEXAS            )
                          )
COUNTY OF HARRIS          )

         BEFORE ME, the undersigned authority, on this 31st day of July, 1989, personally appeared John Misitigh, Secretary of SOUTHERN MINERAL CORPORATION, a Nevada corporation, known to me to be the person whose name is subscribed to the foregoing instrument, and acknowledged to me that he executed the same for the purposes and consideration therein expressed, in the capacity therein stated, and as the act and deed of said corporation.

         GIVEN UNDER my hand and official seal on the 31st day of July, 1989.


                                       /s/  Renee L. Zwernemann
                                       -----------------------------------------
                                       NOTARY PUBLIC

                                       Printed Name: Renee L. Zwernemann
                                                     ---------------------------
                                       Commission Expires: 1/11/93
                                                           ---------------------




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